Exhibit 99.1

0 Investor Presentation May / June 2020

DISCLAIMER Forward - Looking Statements This presentation contains, and from time - to - time in connection with this presentation our management may make, forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements refl ect our views at such time with respect to, among other things, future events and our financial performance. These statements are of ten , but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe ,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” “annualized,” and “outlook,” or the negative version of these words or other comparable words or phrases of a future or forward - looking nature. These forward - looking statem ents are not historical facts and are based on current expectations, estimates and projections about our industry, management’s be lie fs and certain assumptions made by management, and any such forward - looking statements are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed o r i mplied by the forward - looking statements. Factors that could cause our actual results to differ materially from those described in the forward - looking statements can be found in our SEC filings, including, but not limited to, our Annual Report on Form 10 - K for the year ended Dec ember 31, 2019, and our Quarterly Report on Form 10 - Q for the quarter ended March 31, 2020, which are available on our website (www.fhb.com) and the SEC’s website (www.sec.gov). Any forward - looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward - looking statement, whether as a result of new information , future developments or otherwise, except as required by applicable law. Use of Non - GAAP Financial Measures The information provided herein includes certain non - GAAP financial measures. We believe that these core measures provide usefu l information about our operating results and enhance the overall understanding of our past performance and future performance. Although these non - GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitat ions as analytical tools and should not be considered in isolation or as a substitute for analysis of our results or financial con dit ion as reported under GAAP. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. The reconciliation of such measures to the comparable GAA P figures are included in the appendix of this presentation. Other References to “we,” “us,” “our,” “FHI,” “FHB,” “Company,” and “First Hawaiian” refer to First Hawaiian, Inc. and its consolid ate d subsidiaries. 1

FHB’S COVID - 19 RESPONSE Caring For Our Employees » Over 50% of employees able to work from home » Social distancing practices for essential job functions unable to work from home » Temporarily closed 26, or 45%, of our branches and redeployed affected employees to augment areas experiencing higher volumes Serving Our Customers » Loan assistance in the form of consumer loan deferrals and mortgage loan forbearance » Processed ~5,570 PPP loans totaling over $970 million » ATM fee waivers through June 30 » Increased daily limits on mobile deposits Supporting The Community » Launched “Aloha for Hawaii” initiative to support local restaurants and donate up to $1mm to support programs that support non - profits with food supply and health and human service programs for those impacted by COVID - 19 » Waiving fees for non - customers to cash US Treasury stimulus checks 2

EXPERIENCED AND WELL PREPARED 3 » Crisis - tested senior management team with an average of 28 years in banking industry » Strong capital and liquidity positions » Consistent risk management and underwriting philosophy » 4 members of senior management team have experience as Chief Risk Officer » Very good credit performance during financial crisis » Long histories in the markets we serve » Long history of relationship banking » Deep customer relationships

Q1 2020 HIGHLIGHTS (1) ROATA and ROATCE are non - GAAP financial measures. A reconciliation of average tangible assets and average tangible stockholders ’ equity to the comparable GAAP measurements is provided in the appendix of this slide presentation. (2) Declared on April 22, 2020. Payable June 5, 2020 to shareholders of record at close of business on May 26, 2020. 4 • Strong liquidity position • Modified US Liquidity Coverage Ratio: 149% • Strong asset quality • Well - capitalized with 11.65% CET1 ratio • Repurchased 0.2mm shares at a cost of $5mm prior to suspending share repurchase program • Declared $0.26 / share dividend » Adopted Current Expected Credit Loss (“CECL”) methodology Q1 2020 Key Metrics Net Income ($mm) $38.9 Diluted Earnings Per Share $0.30 Net Interest Margin 3.12% Efficiency Ratio 51.3% ROA / ROATA 1 0.77% / 0.81% ROE / ROATCE 1 5.87% / 9.39% Tier 1 Leverage Ratio CET1 Capital Ratio Total Capital ratio 8.63% 11.65% 12.90% Dividend 2 $0.26 / share » Strong capital and liquidity positions

INVESTMENT HIGHLIGHTS 5 Best - in - class Financial Performance Leading Position In Attractive Market Experienced Leadership Team High Quality Balance Sheet Proven Through The Cycle Performance Well - Capitalized With Attractive Dividend 1 2 3 4 5 6

BEST-IN-CLASS FRANCHISE

First Hawaiian, Inc.

Branch Presence



58 branches
Kauai
Niihau
Oahu
Honolulu
Molokai
Maui
Lanai
Kahoolawe
Hawaii Island
Saipan
Guam

Financial Overview – 1Q 2020 YTD ($ billions)

Market Cap	*$1.8*	*Loans*	*$ 13.4*
Assets	*$ 20.8*	*Deposits*	*$ 17.0*

ROATCE(2), (4)



9.4%
10.0%
FHB
Top Quartile(1)

ROATA(2), (4)



0.8%
1.0%
FHB
Top Quartile(1)

Efficiency Ratio(2), (3)



51.4%
54.0%
FHB
Top Quartile(1)

NIM Δ Since 4Q 2015



41 bps
20 bps
FHB
Top Quartile(1)

NALs / Loans



0.05%
0.34%
FHB
Top Quartile(1)

Dividend Yield (5)



7.44%
6.00%
FHB
Top Quartile(1)

Company Highlights

- ✓ Oldest and largest Hawaii-based bank
- ✓ Full service community bank with complete suite of products & services
- ✓ #1 deposit market share in Hawaii since 2004
- ✓ Largest Hawaii-based lender
- ✓ $14.2 bn assets under administration as of 1Q20
- ✓ Proven through the cycle and outstanding operating performance

Source: Public filings and S&P Global Market Intelligence as of 15-May-2020
Note: Financial data as of 31-Mar-2020. Market data as of 15-May-2020. NIM change based on change from 4Q15 – 1Q20.
(1) Top quartile is based on public banks $10-$50bn in assets constituted as of 31-Dec-2019; excludes merger targets.
(2) FHB ratios shown as core. Core operating measures exclude certain gains, expenses and one-time items. See annual and quarterly non-GAAP reconciliation of core net income, core net interest income, core noninterest income and core noninterest expense in the appendix.
(3) Core efficiency ratio is a non-GAAP financial measure. We compute our core efficiency ratio as the ratio of core noninterest expense to the sum of core net interest income and core noninterest income. Reconciliation of the components of our core efficiency ratio to comparable GAAP measures are provided in the appendix.
(4) ROATA (return on average tangible assets) and ROATCE (return on average tangible common equity) are non-GAAP financial measures. A reconciliation to the comparable FHB GAAP measures is provided in the appendix.
(5) Dividend yield based on dividend paid in 1Q 2020 and closing market price as of 15-May-2020.

6

DESPITE NEAR - TERM CHALLENGES, THE FUNDAMENTAL STRENGTHS OF HAWAII’S ECONOMY REMAIN INTACT 7 • Attractive destination for domestic and international travelers • COVID - 19 has been well controlled within the state • Attractive alternative for travelers concerned about international travel • Well - developed visitor industry infrastructure • High quality medical care • Strategically important • Headquarters of US Indo - Pacific Command and regional component commands: Army, Navy, Air Force, Marines • Over 42k active duty personnel stationed in Hawaii with over 60k dependents (3) • Almost 20k civilian employees (3) • Estimated total defense spending in Hawaii in 2018: $7.2 bn (3) Government 20% Real Estate 20% Residential RE 23% Other 15% Transportation & Warehousing 5% Entertainment 10% Professiona l 9 % Construction 6% Retail Trade 7 % Healthcare & Education 8% Hawaii GDP by Industry (2019) (1) Visitor spending is ~19% of Hawaii GDP (2) (1) US Bureau of Economic Analysis (2) Based on $17.9bn of 2019 visitor spending according to Hawaii Department of Business, Economic Development and Tourism. Fundamental Strengths (3) Hawaiidefenseeconomy.org

EXPERIENCED LEADERSHIP TEAM LEADERSHIP TEAM ROBERT HARRISON Chairman, President & Chief Executive Officer ▪ Joined First Hawaiian Bank in 1996. Named Chief Executive Officer in January 2012 and Chairman of First Hawaiian Bank in May 2014. Served as Chief Operating Officer of First Hawaiian Bank from December 2009 to January 2012 and as its President from December 2009 to May 2015. He was named Vice Chairman in 2007 and served as the bank’s Chief Risk Officer from 2006 to 2009. ▪ 31 years of industry experience. ALAN ARIZUMI RALPH MESICK Vice Chairman, Wealth Management Group Vice Chairman & Chief Risk Officer, Risk Management Group ▪ Joined First Hawaiian Bank in 1983. Has served in current ▪ Joined First Hawaiian Bank in 2012. Over 30 years of industry capacity since 2014. Over 35 years of industry experience. Past experience. Has served in current capacity since 2016. positions include Chief Risk Officer. LANCE MIZUMOTO MITCHELL NISHIMOTO Vice Chairman and Chief Lending Officer, Commercial Banking Vice Chairman and Head of Retail Banking Group Group ▪ Joined First Hawaiian Bank in 1986. Past positions included ▪ Re-joined First Hawaiian Bank in 2017. Previously with the bank Chief Risk Officer and Region Manager for Kapiolani and Maui from 1996-2005. Over 35 years of industry experience. regions. GINA ANONUEVO CHRIS DODS EVP & Chief Compliance Officer, Corporate Compliance Division EVP, Digital Banking & Marketing Group ▪ Joined First Hawaiian Bank in 2006. Former FDIC Examiner with ▪ Joined First Hawaiian Bank in 2007. Over 13 years of industry over 20 years industry experience. Has served in current capacity experience. since 2011. RAVI MALLELA IRIS MATSUMOTO EVP, Chief Financial Officer, Finance Group EVP, Human Resources Division ▪ Joined First Hawaiian Bank in 2018. Over 16 years of industry ▪ Joined First Hawaiian Bank in 1998. Over 30 years of experience experience. in human resources. Has served in current capacity since 2008. JOEL RAPPOPORT EVP, General Counsel & Corporate Secretary, Legal & Corporate Services Division ▪ Joined First Hawaiian Bank in 2017. Over 31 years industry experience.

HIGH QUALITY BALANCE SHEET, STRONG LIQUIDITY 9 Actions Taken Prior to the Crisis Helped to De - Risk and Strengthen the Balance Sheet ▪ Opportunistically executed investment portfolio transactions to improve the bank’s asset / liability profile and improve the earnings potential of the investment portfolio ▪ Restructured approximately $1.1bn of investment securities in 2019 Sold $409mm of LIBOR - indexed SNC loans in 3Q 2019 at a weighted average price of 99.7%, which represented ~36% of mainland SNC loans at the end of 2Q 2019 ▪ Proceeds used to reduce non - core funding, including public time deposits, and support $50mm increase in 2019 stock repurchase authorization ▪ Active management of total funding portfolio ▪ Deliberate reduction in public time deposits, use of investment portfolio to fund loan growth ▪ Adopted CECL on Jan 1, 2020 and increased Allowance for Credit Losses (ACL) and reserve for unfunded commitments ▪ Cumulative increase of $52.1 million, or 40%, over year end 2019 Key Metrics Liquidity Loan - to - Deposit Ratio Modified US Liquidity Coverage Ratio 79% 149% Capital Tier 1 Leverage Ratio CET 1 Capital Ratio Total Capital ratio 8.63% 11.65% 12.90% Credit Non - accrual loans and leases / total loans and leases ACL / total loans and leases 0.05% 1.24% As of 3/31/20

Source: Public filings and S&P Global Market Intelligence as of 15 - May - 2020 Note: Financial data as of 31 - Mar - 2020. $10 – $50bn banks constituted as of 31 - Dec - 2019; excludes merger targets. (1) FHB ratios shown as core. Core excludes certain gains, expenses and one - time items. See annual and quarterly non - GAAP reconcilia tions of core net income, core net interest income, core noninterest income and core noninterest expense used to calculate core ratios in the appendix. (2) ROATCE (return on average tangible common equity) is a non - GAAP financial measure. A reconciliation to the comparable FHB GAAP measure is provided in the appendix. 12.0% 9.4% 8.8% 6.7% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% '11 '12 '13 '14 '15 '16 '17 '18 '19 1Q20 46.7% 50.2% 51.4% 61.7% 63.9% 58.2% 40.0% 45.0% 50.0% 55.0% 60.0% 65.0% 70.0% '11 '12 '13 '14 '15 '16 '17 '18 '19 1Q20 STRONG PERFORMANCE THROUGH THE CYCLE 10 Through the Cycle Credit Performer Strong Expense Mgmt. Culture (1) Consistent Record of Profitability (1) Consistent Deposit Growth ($ bn ) Steady, Balanced Loan Growth ($ bn ) $9.1 $17.0 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 1Q20 $6.5 $13.4 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 1Q20 NPAs + 90s / Loans + OREO Efficiency Ratio ROATCE (2) 1Q20 Cost of Deposits: 0.38% First Hawaiian, Inc. Public U.S. Banks with $10-$50bn of Assets 0.16% 0.63% 0.14% 0.41% 3.13% 0.60% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 1Q20

0.21% 0.73% 0.19% 0.11% 1.18% 0.13% 0.00% 0.50% 1.00% 1.50% '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 1Q20 PROVEN, CONSISTENT, AND CONSERVATIVE CREDIT RISK MANAGEMENT Strong through the cycle credit performance driven by conservative approach to credit risk management 11 Year Ended December 31 0.16% 0.63% 0.14% 0.42% 3.13% 0.60% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 1Q20 As of December 31 1.43% 1.24% 1.14% 2.10% 1.27% 0.50% 1.00% 1.50% 2.00% 2.50% '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 1Q20 71.4x 24.0x 3.2x 2.5x '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 1Q20 As of December 31 As of December 31 First Hawaiian, Inc. Public U.S. Banks with $10-$50bn of Assets Source: Public filings and SNL Financial, available as of 15 - May - 2020 Note: Financial data as of 31 - Mar - 2020. $10 – $50bn banks constituted as of 31 - Dec - 2019; excludes merger targets. NCOs / Average Loans NPAs + 90s / Loans + OREO Reserves / Loans Reserves / Non - Accrual Loans 75.0x 30.0x 20.0x 10.0x 40.0x

1.39% 1.30% 1.31% 1.22% 1.10% 1.18% 1.22% 1.49% 1.51% 0.81% 0.87% 1.03% 1.05% 1.09% 1.05% 1.10% 1.07% 1.40% 1.37% 0.60% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 2011 2012 2013 2014 2015 2016 2017 2018 2019 1Q20 CONSISTENT TRACK RECORD OF STRONG PROFITABILITY 12 Source: Public filings and S&P Global Market Intelligence, as of 15 - May - 2020 Note: Financial data as of 31 - Mar - 2020. $10 – $50bn banks constituted as of 31 - Dec - 2019; excludes merger targets. (1) FHB measures shown as core. Core excludes certain gains, expenses and one - time items. See annual and quarterly non - GAAP reconcil iations of core net income, core net interest income, core noninterest income and core noninterest expense used to calculate core ratios in the appendix. (2) ROATA (return on average tangible assets) and ROATCE (return on average tangible common equity) are non - GAAP financial measures. A reconciliation to the comparable FHB GAAP measures is provided in the appendix. 12.0% 11.8% 12.3% 11.8% 11.3% 13.8% 14.9% 19.6% 18.1% 9.4% 9.4% 11.4% 11.9% 11.7% 11.8% 12.2% 11.4% 15.3% 14.8% 6.8% 4.0% 8.0% 12.0% 16.0% 20.0% 24.0% 2011 2012 2013 2014 2015 2016 2017 2018 2019 1Q20 Year Ended December 31 Consistent Core Earnings ($mm) (1) ROATA (1),(2) Stable Earnings Drivers ROATCE (1),(2) Year Ended December 31 Consistent Earnings Peer Leading Profitability First Hawaiian, Inc. Public U.S. Banks with $10-$50bn of Assets $ 198 $ 197 $ 205 $ 202 $ 196 $ 217 $ 230 $ 287 $ 292 $ 39 2011 2012 2013 2014 2015 2016 2017 2018 2019 1Q20 Year Ended December 31 ▪ Leading loan and deposit position in attractive market ▪ Demonstrated history of disciplined expense management ▪ Consistent underwriting standards with proven performance through the credit cycle

7.4% 4.7% First Hawaiian, Inc. Public U.S. Banks with $10-$50bn of Assets WELL CAPITALIZED WITH AN ATTRACTIVE DIVIDEND 13 Source: Public filings and S&P Global Market Intelligence as of 15 - May - 2020 Note: Financial data as of 31 - Mar - 2020. $10 – $50bn banks constituted as of 31 - Dec - 2019, excludes merger targets. Percentages m ay not total due to rounding. (1) Dividends and share repurchases are subject to approval of FHI’s board of directors, future capital needs and regulatory appr ov als. (2) Dividend yield (MRQ) based on 1Q 2020 paid dividend and market data as of 15 - May - 2020. Robust Capital Position Attractive Dividend Yield (1)(2) Capital Management Approach 11.7% 11.4% 1.2% 1.8% 12.9% 13.6% FHI 1Q20 Public U.S. Banks with $10-$50bn of Assets Tier 2 NCT1 CET 1 Tier 1 Leverage 8.6% 9.7% ▪ Retain sufficient earnings to support growth and maintain strong capital levels ▪ Held dividend at $0.26/share and suspended share repurchase program in Q1 2020 ▪ At March 31, 2020, First Hawaiian Inc. had $348 million of capital over and above the amount required to remain “well capitalized,” including the capital conservation buffer.

14 Appendix

FULL SUITE OF PRODUCTS AND SERVICES

First Hawaiian, Inc.

First Hawaiian is a full service community bank focused on building relationships with our customers

First Hawaiian, Inc.

Commercial Lending

- Largest commercial lender in Hawaii
- 57 commercial bankers(2)
- Relationship-based lending
- Primary focus on Hawaii, additional focus on California
- C&I, leases, auto dealer flooring, CRE, and C&D
- Strong relationships with proven local real estate developers

Consumer Lending

- Services provided to individuals and small to mid-sized businesses
- Full service branches, online and mobile channels
- Exclusively in-footprint focus
- First mortgages, home equity, indirect auto financing, and other consumer loans

Deposits

- #1 deposit market share in Hawaii (34.3%)(1)
- Retail deposit products offered through branch, online, mobile, and direct channels
- Commercial deposits, treasury and cash management products
- Hawaii state and municipal relationships

Credit Cards

- Leading credit card issuer among Hawaii banks
- Approximately 178,000 accounts with more than $2.3bn annual spend(2)
- Consumer, small businesses, and commercial cards
- Issuer of both Visa and MasterCard

Wealth Management

- $14.2 bn of AUA(3) and 37 financial advisors(3)
- Personal services include financial planning, insurance, trust, estate, and private banking
- Institutional services include investment management, retirement plan administration, and custody
- Mutual funds provided by Bishop Street Capital Management

Merchant Processing

- Largest merchant processor in Hawaii
- Spans Hawaii, Guam and Saipan
- Over 5,500 terminals processed ~46.9mm transactions in 2019
- Relationships with all major U.S. card companies and select foreign cards

(1) Source: FDIC as of 30-Jun-2019
(2) As of 31-Dec-2019
(3) As of 31-Mar-2020

15

$ 133 $ 135 $ 140 $ 141 $ 141 $ 144 $ 145 $ 146 $ 143 $ 140 $ 139 3.23% 3.29% 3.47% 3.58% 3.61% 3.77% 3.85% 3.88% 3.79% 3.66% 3.57% 0.28% 0.31% 0.35% 0.40% 0.47% 0.48% 0.56% 0.57% 0.54% 0.44% 0.38% 2.96% 2.99% 3.13% 3.18% 3.11% 3.23% 3.23% 3.25% 3.19% 3.15% 3.12% – % 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 Net Int Inc. Earning Asset Yield Cost of Deposits NIM MANAGING NIM THROUGH A CHALLENGING INTEREST RATE ENVIRONMENT 16 Opportunities to Manage Funding Costs ▪ Active repricing of high - cost commercial and consumer deposit accounts following recent rate cuts helped partially offset rate cut impact on asset yields ▪ Cost of deposits declined 6 basis points to 38 basis points in 1Q 2020 ▪ Public time deposit rates expected to track decline in market rates ▪ Hawaii banks experience more favorable deposit behavior than national banks across all rate cycles (see slide 28) ▪ $400mm of FHLB fixed - rate advances with a weighted average rate of 2.84% maturing in 2Q and 3Q 2020 provides additional opportunity to reduce funding costs Deposit Repricing Actions Helped Limit 1Q 2020 NIM Compression

$8.9 $9.1 $9.4 $10.2 $10.5 $12.2 $12.9 $13.6 $14.7 $16.1 $16.8 $17.6 $17.2 $16.4 $17.0 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 1Q20 Demand 34% Money Market 18% Savings 27% Time 12% SOLID, LOW - COST CORE DEPOSIT BASE Strong brand, deep ties to the community and a leading market share position have driven an attractive, low - cost deposit base 17 Deposits: $17.0bn 1Q20 Deposit Cost: 0.38% Year Ended December 31 Deposit Portfolio Composition Consistent Deposit Growth ($bn) Best - in - Class Cost of Deposits 0.87% 1.92% 0.38% 1.71% 3.02% 0.66% – % 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50 % First Hawaiian, Inc. Public U.S. Banks with $10-$50bn of Assets Year Ended December 31 Source: Public filings and S&P Global Market Intelligence, as of 15 - May - 2020 Note: Financial data as of 31 - Mar - 2020. $10 – $50bn banks constituted as of 31 - Dec - 2019; excludes merger targets. ~9% of Total Deposits are Public Deposits Public Savings 4% $1.5 bn reduction in Public Time Deposits in 2018 and 2019 Public Time 5% ▪ In 2018 and 2019 we reduced the balance of public time deposits as part of our balance sheet optimization strategy ▪ Increase in balance of public time deposits in Q1 2020 was to fund line draws and pre - fund PPP loans ▪ Public time deposits represented cost efficient matched - funding Management of Public Time Deposits

$6.4 $6.5 $7.9 $8.0 $8.3 $8.3 $9.0 $9.5 $10.0 $10.7 $11.5 $12.3 $13.1 $13.2 $13.4 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 1Q20 STEADY ORGANIC GROWTH AND BALANCED LOAN PORTFOLIO Steady through the cycle organic loan growth and balanced loan portfolio 18 Well positioned to serve clients during the financial crisis Loans: $13.4bn 1Q20 Loan Yield: 4.11% Loans / Deposits 71% 72% 84% 78% 79% 69% 70% 70% 68% 67% 69% 70% 76% 80% 79% Year Ended December 31, Balanced Loan Portfolio Steady Loan Growth ($bn) Note: Financial data as of 31 - Mar - 2020 ▪ Largest Hawaii - based lender ▪ Balanced Portfolio ▪ 54% Commercial, 46% Consumer ▪ 80% Hawaii/Guam/Saipan, 20% Mainland ▪ Commercial ▪ Hawaii’s leading commercial bank with most experienced lending team. ▪ Average commercial loan officer experience > 25 years ▪ 66% Hawaii/Guam/Saipan, 34% Mainland ▪ $1.3 bn Shared National Credit portfolio ▪ Participating in SNC lending for over 20 years ▪ 31% Hawaii - based, 69% Mainland ▪ Leading SBA lender Hawaii ▪ SBA Lender of the Year (Category 1) 2017, 2018, 2019 ▪ Leveraged SBA experience to quickly launch PPP program and process ~5,570 applications for approximately $ 970 mm ▪ Consumer ▪ Primarily a Prime and Super Prime lender ▪ 90% of portfolio collateralized ▪ Financing consumer auto loans for over 40 years C&I $3,025 mm 23% CRE $3,413 mm 25% Construction $572 mm 4% Leasing $237 mm 2% Residential $3,673 mm 27% Home Equity $892 mm 7% Consumer Auto $1,020 mm 8% Credit Card $325 mm 2% Other Consumer $223 mm 2% Loan Portfolio Highlights

• Largest commercial lender in Hawaii with long tenured staff – over 20 years on average with long - time niche focus on corporate lending and auto finance but also active small business lender in Hawaii and Guam. • Corporate lending to SNC C&I lending is $693 million -- most companies have operations in Hawaii and we are their local bank. With a few exceptions for long - time house accounts, the book is granular – target hold level of around $15 million. • Geographic diversification: 51% Hawaii/Guam/Saipan, 49% Mainland • The dealer portfolio includes flooring balances of $875 million. About $638 million on the U.S mainland to large dealers or multi - store operators, majority of whom we have banked over a credit cycle. Average length of our relationship with Hawaii dealers: 18 years, and average length of our relationship with mainland dealers: 8 years, with longest being 32 years. • Minimal exposure to high risk leveraged lending – credits with over 6 times leverage about 1% of loans • TTC loss rate: 0.16%, Peak loss rate: 0.59% • Classified exposure: 2.30% C&I PORTFOLIO Diversified book 19 As of 3/31/20 Total Balance (mm) % of Total Loans and Leases Auto Dealers $1,021 7.6% Real Estate and Rental/Leasing $398 3.0% Hospitality $168 1.3% Retail (ex Auto Dealers) $158 1.2% Construction Industry $143 1.1% Food Service $135 1.0% Transportation $120 0.9% All Others $882 6.6% Total $3,025 22.6% Note: Net charge - off data based on 2007 – 2019 history

CRE

First Hawaiian, Inc.

As of 3/31/20	Total Balance (mm)	% of Total Loans and Leases	Non-owner Occupied Balance (mm) *(LTV)*	Owner Occupied Balance (mm) *(LTV)*
Retail (ex Auto Dealer)	$563	4.2%	$451 *(61.1%)*	$112 *(62.9%)*
Industrial	$551	4.1%	$327 *(62.5%)*	$223*(64.7%)*
Commercial and Office >= 5mm	$521	3.9%	$521 *(64.0%)*	-
Multifamily	$518	3.9%	$518 *(59.1%)*	-
Hotel	$368	2.8%	$368 *(53.2%)*	-
Commercial and Office < 5mm	$274	2.0%	$186 *(63.0%)*	$88 *(66.6%)*
All Others	$618	4.6%	$240 *(63.6%)*	$378*(64.1%)*
Total	$3,413	25.5%	$2,611	$802

- Most experienced CRE team in Hawaii with a diversified book: 78% in Hawaii/Guam/Saipan and 22% Mainland
- Good mix between large and small balance lending, and diversified across product type
- Mainland business is comprised of a mix of larger Hawaii-based clients that have diversified to the mainland – low leverage, good credit and long investment horizons. The remaining portfolio is part of a niche strategy, focused on large sponsors with institutional grade real estate in supply-constrained gateway markets on the West Coast
- Large office exposure is a mix of Honolulu CBD and West LA Class A properties – latter typically done in multi-property pools with average loan size of $35 million
- TTC loss rate: 0.02%, Peak losses: 0.30%
- Classified exposure: 0.90%

Note: Net charge-off data based on 2007 – 2019 history

20

CONSTRUCTION 21 • Largest construction lender in Hawaii but smaller book: 4.3% of loans with 48% in Hawaii with balance on U.S. mainland • Housing - based focus – mix of for - sale (other) and multi - family rentals • Through - the - Cycle (“TTC”) loss rate: 0.18%, Peak losses: 1.46% • Classified exposure is 0.60% As of 3/31/20 Balance (mm) LTV % of Total Loans and Leases Multifamily $200 61.7% 1.5% Commercial and Office >= 5mm $52 59.8% 0.4% Industrial $37 61.4% 0.3% Retail (ex Auto Dealer) $16 67.3% 0.1% Commercial and Office < 5mm $15 62.1% 0.1% Hotel $9 49% 0.1% All Others $243 62% 1.8% Total $572 4.3% Note: Net charge - off data based on 2007 – 2019 history

TOTAL EXPOSURE TO SELECT INDUSTRIES AND LEVERAGED LENDING 22 As of 3/31/20 Total (mm) C&I (mm) CRE/ Con (mm) % of Total Loans and Leases Comments Hospitality and Hotels $546 $168 $378 4.1% • C&I: five investment grade global names • CRE: ~20 loans with WALTV of 53% Retail (ex auto ) $737 $158 $579 5.3% • Top 10 C&I exposures: 78% of balance, 85% investment grade • CRE exposure is granular: top 20 loans average $15 mm • CRE loans < $5mm are 43% of balances with WALTV of 62% Transportation $168 $168 - 1.2% • No exposure to air carriers • 1/3 of exposures is tied to transpacific shipping, an essential service • Remaining exposures primarily tied to local ground transportation Food Service $131 $131 - 1.0% • Largest exposure of over $32 mm was paid off at start of Q2 • Largest remaining exposures are to multi - region franchise operators Leveraged (High Risk C&I) $138 $138 1.0% • Excludes $206 million included above • Total leveraged loans: $344 mm • Total leveraged book contains $116 million in investment grade with $28 million criticized • Little or no direct exposure to entertainment, energy or nursing homes

RESIDENTIAL, HELOC AND CONSUMER LOANS 23 As of 3/31/20 Balance (mm) % of Total Loans and Leases Comments Residential $3,673 27.5% • 99.9% of Residential and Home Equity loans in Hawaii/Guam/Saipan • Weighted Average LTV: 64.4% • Weighted Average FICO: 764 (Super Prime: 73%, Prime: 16%) • Peak annual net charge - offs: 0.43% • Average annual loss rate through the cycle: 0.07% Consumer Auto $1,020 7.6% • 100% of consumer auto loans in Hawaii/Guam/Saipan • Weighted Average FICO: 712 (Super Prime: 40%, Prime 30%) • 10% of the portfolio has recourse • Peak annual net charge - offs: 1.84% • Average annual loss rate through the cycle: 0.82% Home Equity $892 6.7% • Weighted Average LTV: 55.3% • Weighted Average FICO: 754 (Super Prime: 70%, Prime: 20%) • Peak annual net charge - offs: 0.49% • Average annual loss rate through the cycle: 0.07% Credit Card $325 2.4% • Mature portfolio: Average account age: 13 years. 73% > 5 years old • Weighted Average FICO: 680 (Super Prime: 44%, Prime: 31%) • Peak annual net charge - offs: 3.98% • Average annual loss rate through the cycle: 1.94% Other Consumer $223 1.7% • Various consumer loan products • Weighted Average FICO: 718 (Super Prime: 32%, Prime: 37%) • Peak annual net charge - offs: 3.51% • Average annual loss rate through the cycle: 1.48% Total $6,133 45.8% Notes: • Net charge - off data based on 2007 – 2019 history • Credit score metrics based on updated FICO scores

DEFERRALS T emporary relief to bridge the disruption 24 • Proactive outreach started at the outset of the mandatory “stay at home” • Combination of on - line, call center and business banker outbound calling to offer payment relief to customers impacted by the shutdown • Primary objective: Carry a good customer through a time of trouble and give them a chance to adjust to changed circumstances • Deferrals are a temporary, but effective, tool to bridge a disruption 19,000 consumers and 600 businesses 15% of consumer loans – mainly residential and auto loans About 1/3 of business loans and most dealers As of April 17, 2020

CREDIT CECL Impact on ACL and Reserve for Unfunded Commitments 25 C & I 14% CRE 24% Construction 7% Residential 16% Home Equity 7% Consumer 31% Combined Allocation • Cumulative increase of $52.1 million, or 40%, over year end 2019 • “Day One” adoption reflected in a one - time adjustment to capital - regulatory phase - in option waived • “Day Two” provision considers COVID payment deferrals and scenario - based migration analysis weighted toward U - shaped recession • Duration of shutdown and effectiveness of economic response initiatives will influence future provisioning • Most recent forecast from the University of Hawaii Economic Research Organization (“UHERO”) served as basis for economic outlook ($ in 000’s) Note: Percentages may not add to 100% due to rounding

46.7% 46.8% 46.4% 47.9% 50.2% 47.9% 47.0% 46.6% 47.6% 51.4% 61.7% 63.0% 63.9% 62.8% 61.4% 60.0% 58.3% 56.4% 56.2% 58.2% 40.0% 45.0% 50.0% 55.0% 60.0% 65.0% 2011 2012 2013 2014 2015 2016 2017 2018 2019 1Q20 First Hawaiian, Inc. Public U.S. Banks with $10-$50bn of Assets 2.04% 1.87% 1.78% 1.74% 1.74% 1.71% 1.72% 1.77% 1.81% 1.91% 2.98% 2.99% 2.91% 2.74% 2.71% 2.54% 2.52% 2.47% 2.38% 2.41% 1.50% 2.00% 2.50% 3.00% 3.50% 2011 2012 2013 2014 2015 2016 2017 2018 2019 1Q20 DEMONSTRATED HISTORY OF DISCIPLINED EXPENSE MANAGEMENT 26 Source: Public filings and S&P Global Market Intelligence, as of 15 - May - 2020 Note: Financial data as of 31 - Mar - 2020. $10 – $50bn banks constituted as of 31 - Dec - 2019; excludes merger targets. (1) FHB measures shown as core. Core excludes certain gains, expenses and one - time items. See annual and quarterly non - GAAP reconcil iations of core net income, core net interest income, core noninterest income and core noninterest expense used to calculate core ratios in the appendix. (2) Core efficiency ratio is a non - GAAP financial measure. We compute our core efficiency ratio as the ratio of core noninterest exp ense to the sum of core net interest income and core noninterest income. Reconciliation of the components of our core efficiency ratio to comparable GAAP measures are provided in the appendi x. Year Ended December 31, Year Ended December 31, Noninterest Expense / Average Assets (1) Well Managed Core Noninterest Expense ($mm) (1),(2) Efficiency Ratio (1),(2) 2020 Expense Outlook • 2019 core expenses plus ~6% • Loss of $6.5mm reimbursement: 1.8% • Inflation: 2% - 3% • Technology investments: 1% - 2% • Currently reviewing opportunities for expense reductions in light of anticipated changes in activity levels $ 312 $ 301 $ 296 $ 304 $ 327 $ 331 $ 342 $ 359 $ 368 $ 96 46.7% 46.8% 46.4% 47.9% 50.2% 47.9% 47.0% 46.6% 47.6% 51.4% '11 '12 '13 '14 '15 '16 '17 '18 19 1Q20 Core Noninterest Expense Core Efficiency Ratio CAGR: 2.1% Year Ended December 31,

THE LEADER IN HAWAII

First Hawaiian, Inc.

The banking market in Hawaii is dominated by local banks, with the top 4 banks accounting for ~92% of deposits

	First Hawaiian, Inc.	Bank of Hawaii	AMERICAN Savings Bank	CENTRAL PACIFIC BANK
Branches	58	67	49	35
FTEs	2,103	2,094	1,110	840
Assets ($bn)	20.8	18.5	7.4	6.1
Loans ($bn)	13.4	11.4	5.2	4.5
Deposits ($bn)	17.0	16.1	6.4	5.1
1Q 2020 ROATCE	9.4%(1),(2)	10.9%	10.3%	6.2%
1Q 2020 ROATA	0.81%(1),(2)	0.77%	0.88%	0.56%



Loan Portfolio
Commercial
Commercial RE
Residential RE
HELOC
Consumer & Other
13%
7%
23%
27%
30%
11%
14%
15%
25%
35%
6%
17%
13%
18%
46%
12%
13%
11%
28%
36%



Deposit Portfolio
Transaction Accounts
Savings / MMDA
Time Deposits
17%
34%
49%
11%
48%
41%
7%
12%
81%
19%
13%
68%

Hawaii Deposits[3]	First Hawaiian, Inc.	Bank of Hawaii	AMERICAN Savings Bank	CENTRAL PACIFIC BANK
Rank	#1	#2	#3	#4
Share	34.3%	32.2%	14.0%	11.1%

Sources: S&P Global Market Intelligence, FDIC, SEC and company filings. Company filings used for peers where available, otherwise regulatory data used.
Note: Financial data as of 31-Mar-2020.
(1) ROATCE (return on average tangible common equity) and ROATA (return on average tangible assets) are non-GAAP financial measures. Reconciliations to the comparable FHB GAAP measures are provided in the appendix.
(2) FHB ROATCE and ROATA shown as core. Core excludes certain expenses, gains and one-time items. See reconciliation of core net income to the comparable FHB GAAP measure in the appendix.
(3) Deposit market share based on FDIC data as of 30-Jun-2019.

27

HAWAII BANKS HAVE A SIGNIFICANT DEPOSIT ADVANTAGE 28 Source: S&P Global Market Intelligence and the Federal Reserve website (1) Deposit beta is defined as the change in deposit costs as a percentage of the change in Fed Funds over a particular period. D ep osit cost uses starting point (2Q04) to peak (3Q07); one quarter lag. (2) Includes First Hawaiian, Bank of Hawaii, American Savings, Central Pacific, Territorial Bancorp, Hawaii National. 1Q20 cost o f deposits based on publicly available company reported information. (3) Includes all U.S. bank holding companies excluding Hawaii - based banks. 1Q20 cost of deposits based on publicly available compan y reported information as of 15 - May - 2020. Hawaii banks experience more favorable deposit behavior across all rate cycles; Hawaii banks experienced a deposit beta ( ¹ ) of ~34% vs. ~47% for broader U.S. banks during the last rising rate cycle 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q Hawaii Banks² U.S. Banks³ Fed Funds 40bps Current Funding Advantage 3.34% 1.98% 0.76% 0.36% 5.25% 136bps Funding Advantage 1.23% 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020

GAAP TO NON - GAAP RECONCILIATIONS We present net interest income, noninterest income, noninterest expense, efficiency ratio, net income, basic and diluted earn ing s per share and the related ratios described below, on an adjusted, or ‘‘core,’’ basis, each a non - GAAP financial measure. These core measures exclude from the cor responding GAAP measure the impact of certain items that we do not believe are representative of our financial results. We believe that the presentation of these non - GAAP financial measures helps identify underlying trends in our business from period to period that could otherwise be distorted by the effect of certain e xpe nses, gains and other items included in our operating results. We believe that these core measures provide useful information about our operating results and enhance th e overall understanding of our past performance and future performance. Investors should consider our performance and financial condition as reported under GAAP an d all other relevant information when assessing our performance or financial condition. Core efficiency ratio, core return on average total assets and core return on average total stockholders’ equity are non - GAAP fi nancial measures. We compute our core efficiency ratio as the ratio of core noninterest expense to the sum of core net interest income and core noninterest in com e. We compute our core return on average total assets as the ratio of core net income to average total assets. We compute our core return on average total st ock holders’ equity as the ratio of core net income to average total stockholders’ equity. Return on average tangible stockholders’ equity, core return on average tangible stockholders’ equity, return on average tang ibl e assets, core return on average tangible assets and tangible stockholders’ equity to tangible assets and tangible book value per share are non - GAAP financial me asures. We compute our return on average tangible stockholders’ equity as the ratio of net income to average tangible stockholders’ equity, which is calculate d b y subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our core return on average tangible stockholders’ equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby eff ect ively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our return on average tangible assets as the ratio of net income to average tangible assets, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our ave rag e total assets. We compute our core return on average tangible assets as the ratio of core net income to average tangible assets. We compute our average tangible st ockholders’ equity to average tangible assets as the ratio of average tangible stockholders’ equity to average tangible assets, each of which we calculate by subtracting (and thereby effectively excluding) the value of our goodwill. We compute our tangible book value per share as the ratio of tangible stockholders’ equ ity to outstanding shares. We believe that these measurements are useful for investors, regulators, management and others to evaluate financial performance and capital ade quacy relative to other financial institutions. Although these non - GAAP financial measures are frequently used by stakeholders in the evaluation of a company, the y have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results or financial condition as reported u nde r GAAP. The following tables provide a reconciliation of these non - GAAP financial measures with their most directly comparable GAAP meas ures. 29

GAAP TO NON-GAAP RECONCILIATION

First Hawaiian, Inc.

(dollars in thousands, except per share amounts)	For the Three Months Ended March 31, 2020	December 31, 2019	March 31, 2019
Income Statement Data:			
Net income	$ 38,865	$ 67,836	$ 69,924
Core net income	$ 38,803	$ 71,250	$ 72,052
Average total stockholders' equity	$ 2,660,811	$ 2,636,651	$ 2,540,600
Less: average goodwill	995,492	995,492	995,492
Average tangible stockholders' equity	$ 1,665,319	$ 1,641,159	$ 1,545,108
Average total assets	$ 20,313,304	$ 20,089,601	$ 20,494,837
Less: average goodwill	995,492	995,492	995,492
Average tangible assets	$ 19,317,812	$ 19,094,109	$ 19,499,345
Return on average total stockholders' equity[1]	5.87 %	10.21 %	11.16 %
Core return on average total stockholders' equity (non-GAAP)[1]	5.87 %	10.72 %	11.50 %
Return on average tangible stockholders' equity (non-GAAP)[1]	9.39 %	16.40 %	18.35 %
Core return on average tangible stockholders' equity (non-GAAP)[1]	9.37 %	17.22 %	18.91 %
Return on average total assets[1]	0.77 %	1.34 %	1.38 %
Core return on average total assets (non-GAAP)[1]	0.77 %	1.41 %	1.43 %
Return on average tangible assets (non-GAAP)[1]	0.81 %	1.41 %	1.45 %
Core return on average tangible assets (non-GAAP)[1]	0.81 %	1.48 %	1.50 %

(1) Annualized for the three months ended March 31, 2020, December 31, 2019 and March 31, 2019.

	As of March 31, 2020	As of December 31, 2019	As of March 31, 2019
Balance Sheet Data:			
Total stockholders' equity	$ 2,664,685	$ 2,640,258	$ 2,613,202
Less: goodwill	995,492	995,492	995,492
Tangible stockholders' equity	$ 1,669,193	$ 1,644,766	$ 1,617,710
Total assets	$ 20,755,891	$ 20,166,734	$ 20,441,136
Less: goodwill	995,492	995,492	995,492
Tangible assets	$ 19,760,399	$ 19,171,242	$ 19,445,644
Shares outstanding	129,827,968	129,928,479	135,012,015
Total stockholders' equity to total assets	12.84 %	13.09 %	12.78 %
Tangible stockholders' equity to tangible assets (non-GAAP)	8.45 %	8.58 %	8.32 %
Book value per share	$ 20.52	$ 20.32	$ 19.36
Tangible book value per share (non-GAAP)	$ 12.86	$ 12.66	$ 11.98

30

GAAP TO NON - GAAP RECONCILIATION 31 1) One - time items for all periods shown included nonrecurring offering costs 2) Represents the adjustments to net income, tax effected at the Company’s effective tax rate for the respective period. (dollars in thousands, except per share amounts)                     Net interest income $ 138,683 $ 139,619 $ 145,089 Core net interest income (non-GAAP) $ 138,683 $ 139,619 $ 145,089 Noninterest income $ 49,228 $ 46,708 $ 47,072 (Gain) loss on sale of securities (85) 123 2,613 Costs associated with the sale of stock — 4,500 — Core noninterest income (non-GAAP) $ 49,143 $ 51,331 $ 49,685 Noninterest expense $ 96,466 $ 91,058 $ 92,623 One-time items (1) — (48) (261) Core noninterest expense (non-GAAP) $ 96,466 $ 91,010 $ 92,362 Net income $ 38,865 $ 67,836 $ 69,924 (Gain) loss on sale of securities (85) 123 2,613 Costs associated with the sale of stock — 4,500 — One-time noninterest expense items (1) — 48 261 Tax adjustments (2) 23 (1,257) (746) Total core adjustments (62) 3,414 2,128 Core net income (non-GAAP) $ 38,803 $ 71,250 $ 72,052 Basic earnings per share $ 0.30 $ 0.52 $ 0.52 Diluted earnings per share $ 0.30 $ 0.52 $ 0.52 Efficiency ratio 51.33% 48.86% 48.20 % Core basic earnings per share (non-GAAP) $ 0.30 $ 0.55 $ 0.53 Core diluted earnings per share (non-GAAP) $ 0.30 $ 0.54 $ 0.53 Core efficiency ratio (non-GAAP) 51.35% 47.65% 47.42 % For the Three Months Ended March 31,  December 31,  March 31,  2020 2019 2019

GAAP TO NON-GAAP RECONCILIATION - ANNUAL

First Hawaiian, Inc.

(Dollars in millions, except per share data)	As of and for the Twelve Months Ended December 31,								
	2019	2018	2017	2016	2015	2014	2013	2012	2011
Net Income	$284.4	$264.4	$183.7	$230.2	$213.8	$216.7	$214.5	$211.1	$199.7
Basic EPS	$2.14	$1.93	$1.32	$1.65	$1.53	$1.55	$1.54	$1.68	$1.80
Diluted EPS	$2.13	$1.93	$1.32	$1.65	$1.53	$1.55	$1.54	$1.68	$1.80
Core Net Income	**$291.8**	**$286.7**	**$230.4**	**$217.1**	**$196.3**	**$201.6**	**$205.0**	**$196.7**	**$198.0**
Average Total Stockholders' Equity	$2,609.4	$2,457.8	$2,538.3	$2,568.2	$2,735.8	$2,698.4	$2,667.4	$2,664.2	$2,640.6
Less: Average Goodwill	995.5	995.5	995.5	995.5	995.5	995.5	995.5	995.5	995.5
Average Tangible Stockholders' Equity	**$1,613.9**	**$1,462.3**	**$1,542.8**	**$1,572.7**	**$1,740.3**	**$1,702.9**	**$1,672.0**	**$1,668.7**	**$1,645.1**
Total Stockholders' Equity	2,640.3	2,524.8	2,532.6	2,476.5	2,736.9	2,675.0	2,651.1	2,654.2	2,677.4
Less: Goodwill	995.5	995.5	995.5	995.5	995.5	995.5	995.5	995.5	995.5
Tangible Stockholders' Equity	**$1,644.8**	**$1,529.3**	**$1,537.1**	**$1,481.0**	**$1,741.4**	**$1,679.5**	**$1,655.6**	**$1,658.7**	**$1,681.9**
Average Total Assets	20,325.7	20,247.1	19,942.8	19,334.7	18,785.7	17,493.2	16,653.6	16,085.7	15,246.8
Less: Average Goodwill	995.5	995.5	995.5	995.5	995.5	995.5	995.5	995.5	995.5
Average Tangible Assets	**$19,330.2**	**$19,251.6**	**$18,947.3**	**$18,339.2**	**$17,790.2**	**$16,497.7**	**$15,658.1**	**$15,090.2**	**$14,251.3**
Total Assets	20,166.7	20,695.7	20,549.5	19,661.8	19,352.7	18,133.7	17,118.8	16,646.7	15,839.4
Less: Goodwill	995.5	995.5	995.5	995.5	995.5	995.5	995.5	995.5	995.5
Tangible Assets	**$19,171.2**	**$19,700.2**	**$19,554.0**	**$18,666.3**	**$18,357.2**	**$17,138.2**	**$16,123.3**	**$15,651.2**	**$14,843.9**
Return on Average Total Stockholders' Equity	10.90%	10.76%	7.24%	8.96%	7.81%	8.03%	8.04%	7.92%	7.56%
Core Return on Average Total Stockholder's Equity (non-GAAP)	**11.18%**	**11.67%**	**9.08%**	**8.45%**	**7.18%**	**7.47%**	**7.68%**	**7.38%**	**7.50%**
Return on Average Tangible Stockholders' Equity (non-GAAP)	**17.62%**	**18.08%**	**11.91%**	**14.64%**	**12.28%**	**12.72%**	**12.83%**	**12.65%**	**12.14%**
Core Return on Average Tangible Stockholder's Equity (non-GAAP)	**18.08%**	**19.61%**	**14.93%**	**13.80%**	**11.28%**	**11.84%**	**12.26%**	**11.79%**	**12.04%**
Return on Average Total Assets	1.40%	1.31%	0.92%	1.19%	1.14%	1.24%	1.29%	1.31%	1.31%
Core Return on Average Total Assets (non-GAAP)	**1.44%**	**1.42%**	**1.16%**	**1.12%**	**1.05%**	**1.15%**	**1.23%**	**1.22%**	**1.30%**
Return on Average Tangible Assets (non-GAAP)	**1.47%**	**1.37%**	**0.97%**	**1.26%**	**1.20%**	**1.31%**	**1.37%**	**1.40%**	**1.40%**
Core Return on Average Tangible Assets (non-GAAP)	**1.51%**	**1.49%**	**1.22%**	**1.18%**	**1.10%**	**1.22%**	**1.31%**	**1.30%**	**1.39%**

Note: Totals may not sum due to rounding.

32

GAAP TO NON-GAAP RECONCILIATION - ANNUAL

First Hawaiian, Inc.

(Dollars in millions, except per share data)	For the Fiscal Year Ended December 31,								
	2019	2018	2017	2016	2015	2014	2013	2012	2011
Net Interest Income	$573.4	$566.3	$528.8	$491.7	$461.3	$443.8	$439.0	$447.5	$470.0
Accounting Change (ASC 310 Adjustment)	–	–	–	–	–	–	(4.3)	–	–
Early Buyout on Lease	–	–	–	–	–	(3.1)	–	–	–
Early Loan Termination(2)	–	–	–	–	(4.8)	–	–	–	–
Core Net Interest Income (Non-GAAP)	**$573.4**	**$566.3**	**$528.8**	**$491.7**	**$456.5**	**$440.7**	**$434.7**	**$447.5**	**$470.0**
Noninterest Income(1)	$192.5	$179.0	$205.6	$226.0	$219.1	$216.0	$214.4	$219.1	$200.2
OTTI Losses on Available-For-Sale Securities	–	24.1	–	–	–	–	–	–	–
Gain on Sale of Securities	2.7	–	–	(4.6)	(7.7)	–	(0.2)	(16.7)	(1.7)
Gain on Sale of Stock (Visa/MasterCard)	4.5	–	–	(22.7)	(4.6)	(20.8)	(11.1)	–	–
Gain on Sale of Bank Properties	–	–	(6.9)	–	(3.4)	–	(0.4)	(6.4)	–
Other Adjustments(2),(3)	–	–	–	–	(7.5)	–	–	–	(0.9)
Core Noninterest Income (Non-GAAP)	**$199.7**	**$203.1**	**$198.7**	**$198.8**	**$195.9**	**$195.1**	**$202.7**	**$196.0**	**$197.6**
Noninterest Expense(1)	$370.4	$365.0	$347.6	$337.3	$327.3	$304.4	$296.7	$301.9	$311.7
Loss on Litigation Settlement	–	(4.1)	–	–	–	–	–	–	–
Non-Recurring Items(4)	(2.8)	(2.3)	(5.5)	(6.2)	–	–	(0.7)	(0.7)	–
Core Noninterest Expense (Non-GAAP)	**$367.6**	**$358.6**	**$342.1**	**$331.1**	**$327.3**	**$304.4**	**$296.0**	**$301.2**	**$311.7**
Net Income	$284.4	$264.4	$183.7	$230.2	$213.8	$216.7	$214.5	$211.1	$199.7
OTTI Losses on Available-For-Sale Debt Securities	–	24.1	–	–	–	–	–	–	–
Accounting Change (ASC 310 Adjustment)	–	–	–	–	–	–	(4.3)	–	–
Early Buyout on Lease	–	–	–	–	–	(3.1)	–	–	–
Early Loan Termination	–	–	–	–	(4.8)	–	–	–	–
Loss (Gain) on Sale of Securities	2.7	–	–	(4.6)	(7.7)	–	(0.2)	(16.7)	(1.7)
Loss (Gain) on Sale of Stock (Visa/MasterCard)	4.5	–	–	(22.7)	(4.6)	(20.8)	(11.1)	–	–
Gain on Sale of Real Estate	–	–	(6.9)	–	(3.4)	–	(0.4)	(6.4)	–
Loss on Litigation Settlement	–	4.1	–	–	–	–	–	–	–
Other Adjustments(2),(3)	–	–	–	–	(7.5)	–	–	–	(0.9)
Non-Recurring Items(4)	2.8	2.3	5.5	6.2	–	–	0.7	0.7	–
Tax reform Bill	–	–	47.6	–	–	–	–	–	–
Tax Adjustments(5)	(2.6)	(8.2)	0.6	8.0	10.6	8.9	5.8	8.1	1.0
Total Core Adjustments	7.4	22.3	46.7	(13.1)	(17.5)	(15.0)	(9.5)	(14.3)	(1.7)
Core Net Income (Non-GAAP)	**$291.8**	**$286.7**	**$230.4**	**$217.1**	**$196.3**	**$201.6**	**$205.0**	**$196.7**	**$198.0**
Core Basic EPS (Non-GAAP)	**$2.14**	**$2.09**	**$1.65**	**$1.56**	**$1.41**	**$1.45**	**$1.47**	**$1.57**	**$1.79**
Core Diluted EPS (Non-GAAP)	**$2.13**	**$2.09**	**$1.65**	**$1.56**	**$1.41**	**$1.45**	**$1.47**	**$1.57**	**$1.79**

Note: Totals may not sum due to rounding.

(1) Noninterest income and expenses prior to 2017 have been revised from the amounts previously reported to reflect the reclassifications described in the footnote to Table 1 of the fourth quarter 2017 earnings release.

(2) Adjustments that are not material to our financial results have not been presented for certain periods.

(3) Other adjustments include a one-time MasterCard signing bonus and a recovery of an investment that was previously written down.

(4) One-time items for the year ended December 31, 2019 included a nonrecurring payment to a former executive of the Company pursuant to the Bank's Executive Change-In-Control Retention Plan, nonrecurring offering costs and the loss on our funding swap as a result of a 2019 decrease in the conversion rate of our Visa Class B restricted shares sold in 2016. One-time items for the year ended December 31, 2018 included public company transition-related costs, the loss on our funding swap as a result of a 2018 decrease in the conversion rate of the aforementioned Visa Class B restricted shares and nonrecurring offering costs. One-time items for the year-ended December 31, 2017 included salaries and benefits stemming from the Tax Act, nonrecurring offering costs and public company transition-related costs. One-time items for the year-ended December 31, 2016 included public company transition-related costs and nonrecurring offering costs.

(5) Represents the adjustments to net income, tax effected at the Company's effective tax rate, exclusive of one-time tax reform bill expense, for the respective period.

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